Exhibit 10.03
China Pediatric Pharmaceuticals,Inc.

and

Jun Pu

Consultant Service Agreement

 DATE  March 22, 2011

Effective Date October 15, 2010

Consultant Services Agreement

The Consultant Services Agreement ("Agreement") should be signed in Xi’an by the following parties on Mar.22, 2011.

The agreement came into effect on Oct.15, 2010.

Party A: China Pediatric Pharmaceuticals, Inc. a company founded in accordance with the law of US Nevada State, (“CPDU” or “Party A”) .

Party B: Citizen Jun Pu , the address is Floor 9，Zhengxin Building A, No.5 Gaoxin Yi Road，HIGH-TECH Zone Xi’an City.  .

Under this Agreement, Party A and Party B will be collectively referred to as the "Parties"

Whereas:

1. Party B has served as the management and backbone in the pharmaceutical and technology companies for a long-term, and has extensive knowledge and experience in the pharmaceutical industry in China. Party B also enjoys high reputation.

2. Party A would like to find the acquisition targets in accord with the direction of the company’s development strategies through the resources and personal network of Party B. and Party B agrees to accept Party A’s entrustment to provide Party A related consultant services under this Agreement.

Therefore, the two parties agree to the following terms through friendly negotiations under the principle of equality and mutual benefit.

Article 1   Content of Consultant services

1.1  Since the effective date of this Agreement, Party A hereby entrusts Party B and Party B agrees to provide consultant services for Party A according to the terms and conditions of this Agreement.

1.2 The two parties agrees, as a compensation for the services described above that party B provided; Party A will issue 352,800 Regulation 144  restricted shares within 1 month after this agreement is effective.

1.3 The two parties agrees,
(1)Party B shall provide party A an acceptable acquisition target within 6 months
(2)After Party B provides an acquisition target within 6 months, and Party A reviews and accepts the due diligent report of the acquisition target provided by Party B, Party A should coordinate Party B to deregulate 100% the restricted shares.
(3)All rights and ownership of the restrict shares do not belong to Party B, until both parties agrees to deregulate.
(4)If an acceptable acquisition target is not delivered to Party A within 6 months Party B should return 100% of the restricted shares to Party A.

1.4  The duration of this consultant service agreement is 6 months since the effective date of this Agreement to any of the followings appears.
(1) CPDU goes into liquidation or,
(2) The parties jointly decide to end the consultant service agreement

1.5 During the commissioning period, Party B shall be in light of CPDU acquisition standards to identify and research acquisition targets in accord with the company's strategic direction. The acquisition standards of Party A are as follows:
(1)Company with good pediatric medicine products;
(2)Company with better improved marketing network
(3)Leading or potential leading company in pediatric medicine segment market;
(4)Company that manufactures good raw materials of pediatric medicines;

1.6  During the commissioning period, Party B shall be in accordance with the acquisition standards to provide consultant services. The consultant services include but not limited to the followings:
(1)Assist the company in finding the acquisition targets in compliance with requirements;
(2)Conduct the initial due diligence of the acquisition target;
(3)Provide the company one acquisition target in compliance with requirements in 6 months;
(4)Provide the company the complete due diligence report of the targeted acquisition company;
(5)Fully cooperate with the company and the targeted acquisition company to make the inquiry and the bargain;
(6)If the acquisition completed successfully, assist the company in transferring the archives of the acquired company;
(7)Provide the company the related industry updates and information based on the requirements of the company,
(8)Contribute the available resources in the industry to the development of the company;

Article 2. Rights and obligations of the two parties

2.1During term of this Agreement, Party A's rights and obligations include:
(1)Party A is entitled to make the supervision and inquiry of the work regularly or irregularly.
(2)Based on Item 1.2, Party A shall tail Party B for corresponding 144 restricted stock.
(3)Based on Item 1.3, Party A shall assist Party B to deregulate the shares.
(4)Party A is entitled with other rights and obligations of this Agreement.

2.2During the term of this Agreement, Party B's rights and obligations include:
(1)Based on Item 1.2, Party B shall receive the restricted share under the Rule 144 issued by Party A.
(2)Based on Item 1.3, Party B has the right to require Party A to fully cooperate to deregulate the restricted shares.
(3)Party B is entitled with other rights and obligations of this Agreement.

Article 3 Statements and commitments

Both parties hereby make the following statements and commitments as of the date of this Agreement:
(1)  The two parties have the rights to sign and are capable to execute this agreement
(2)Both parties are bound by this agreement upon signing
(3)The execution and fulfillment shall not:
(a)Violate the rules or regulations of the company of the Parties or any stipulations in the similar documents.
(b)Violate any rules or regulations by the People’s Republic of China, other governments, or administration authorities or any approved rules or regulations;
(c)Violate or incur the violation against any contracts or agreements which the Parties hereto are bound by.

Article 4 Effectiveness

This Agreement will be signed on March 22, 2011 by the representatives duly authorized by the Parties hereto.The agreement was effective as of October 15,2010.

Article 5 Liabilities for Default

Within the duration hereof, any defaulting parties shall be deemed as violating this Agreement in case the aforesaid parties violate any stipulations, regulation, or provisions hereunder. And the default party shall indemnify the other party for the loss incurred by the default.

Article 6 Force Majeure

Whereof one party fails to fulfill the whole or part of this Agreement due to force majeure, the aforesaid Party shall not be deemed as the default party. The party inflicted upon by the force majeure shall, in a timely manner, provide effective evidence of force majeure and the two Parties hereto shall negotiate on inability of the fulfillment incurred by the force majeure.

Article 7 Governing Laws

The laws of People’s  Republic of China shall be applicable to the execution, effectiveness, interpretation and the settlement of any disputes arising out hereof.

Article 8  Dispute Settlement

The disputes arising out hereof shall, first of all, be settled through amicable negotiation. Pending a solution for two months since the date of negotiation, any party is entitled to submit the settlement for arbitration to the China International Economic and Trade Arbitration Commission with Beijing as the arbitration locality. The arbitration verdicts shall be conclusive and bind the Parties hereto.

Article 9 Confidentiality

9.1All contracting parties hereby agree to urge the employees or representatives who have access to or have learnt the sections or clause hereunder to keep the sections or clause hereunder strictly confidential and shall not disclose any terms and conditions to the third party except that 1. It is clearly required by the laws and regulations; 2. It is required by the judicial or governmental institutions; 3. The disclosure thereof is agreed on by the other Party.
9.2 The confidentiality liability under Item 9.1 remains effective after the termination.

Article 10 Unseverability

10.1 If any provision of this Agreement is invalid or unenforceable according to relevant laws, the validity of any other provisions will not be affected.

10.2 In case that provision of this Agreement is invalid or unenforceable as mentioned above , the two parties of this Agreement should reach a supplementary agreement through friendly negotiation and make the primary meaning effective to the maximum extent possible as soon as possible.

Article 11 Waiver

11.1 Any delay or unable to exercise their rights will not be deemed to have waived rights.

11.2 If any party fails to require the other party to fulfill their obligations under the agreement, this party has no right to ask other party to fulfill their obligations after waiver.

11.3If any party understands the other party non-performance of certain term, this understanding should not be considered that it will understand their non-performance of same term or other terms in the future.

Article 12 non-transferable

Any party should not transfer or entrust the rights and rights or obligations under this Agreement to any third party without prior written consent of the other party, unless otherwise provided.

Article 13 Others

13.1The taxation generated in the process of implementation and performance of this agreement and entrusted operation will be be born by the respective parties according to the laws and regulations.

13.2Any written amendment after the Commencement date shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement. If there are any differences between amendments and agreements, the amendment prevails. If there are several amendments, the latest one prevails.

13.3 The Agreement is signed both in English and Chinese, In case of discrepancies, the Chinese text shall prevail.  We'll sign 4 originals English and Chinese respectively, each party will hold a copy and the rest will be used for government registration and other necessary approval purposes.

IN WITNESS WHEREOF both parties hereto have caused this Agreement to be duly signed by their authorized representatives on their behalf as of the date first set forth above.

Party A: China Pediatric Pharmaceuticals,Inc.

Signature: _______________________
                  (authorized representative)

Party B:

Signature: _______________________

March 22, 2011